EXHIBIT 5

                              BAKER & DANIELS
                         300 NORTH MERIDIAN STREET
                                SUITE 2700
                          INDIANAPOLIS, IN  46204
                              (317) 237-0300


July 9, 1997


Meridian Insurance Group, Inc.
2955 North Meridian Street
Post Office Box 1980
Indianapolis, Indiana  46206-1980

Ladies and Gentlemen:

     We have examined the corporate records and proceedings of Meridian Insurance Group, Inc., an Indiana corporation (the "Company"), with respect to (a) the corporate existence of the Company, and (b) the legal sufficiency of all corporate proceedings of the Company taken in connection with the authorization, reservation for issuance, validity and nonassessability of the 40,000 Common Shares, without par value, of the Company ("Common Shares"), that may be issued under the Option Agreement dated as of July 31, 1996, by and between the Company and Scott S. Broughton and the Option Agreement dated as of July 31, 1996, by and between the Company and Spencer A. Broughton (the "Agreements"), pursuant to the Company's Registration Statement on Form S-8 (the "Registration Statement"), in connection with which this opinion is given.

     As to facts relevant to the opinions expressed herein, we have relied upon certificates, statements or representations of officers of the Company, public officials and others, without any independent verification thereof. The law covered by the opinions expressed herein is limited to the federal law of the United States and the law of the State of Indiana.

     Based upon the foregoing, we are of the opinion that:

     1. The Company is existing as a corporation under the laws of the State of Indiana.

     2. When the Registration Statement shall have become effective and the Common Shares offered pursuant thereto have been issued and sold in accordance with the terms of the Agreements, such shares will be validly authorized, legally issued, and fully paid and nonassessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules or regulations of the Securities and Exchange Commission thereunder.

                                  Yours very truly,

                                  BAKER & DANIELS

                                  By:    /S/ TIBOR D. KLOPFER
                                      Tibor D. Klopfer